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                                                                EXHIBIT 23

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of KeyCorp (formerly Society Corporation) and in the related Prospectuses of our report dated January 28, 1994, except for Note 2, as to which the date is March 1, 1994, with respect to the consolidated financial statements of Society Corporation and Subsidiaries, and of our report dated March 1, 1994 with respect to the Supplemental Financial Statements of KeyCorp (which give effect to the March 1, 1994 merger of the predecessor organizations, KeyCorp and Society Corporation) included in this Annual Report (Form 10-K) for the year ended December 31, 1993:

    *       Form S-3 No. 33-5064
            Form S-3 No. 33-10634
            Form S-3 No. 33-39733
            Form S-3 No. 33-39734
            Form S-3 No. 33-51652

    *       Form S-4 No. 33-31569
            Form S-4 No. 33-44657
            Form S-4 No. 33-51717

    *       Form S-8 No. 2-67589
            Form S-8 No. 2-96769
            Form S-8 No. 2-97452
            Form S-8 No. 33-21643
            Form S-8 No. 33-42691
            Form S-8 No. 33-45518
            Form S-8 No. 33-46278
            Form S-8 No. 33-52293
            Form S-8 No. 33-57408

    * Form S-8 No. 33-31569 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 2 to Form S-4) Form S-8 No. 33-31569 (Post-Effective Amendment No. 3 to Form S-4) Form S-8 No. 33-44657 (Post-Effective Amendment No. 1 to Form S-4) Form S-8 No. 33-51717 (Post-Effective Amendment No. 1 to Form S-4)

                                                /s/ Ernst & Young
                                                Ernst & Young

Cleveland, Ohio
March 28, 1994